Registration Statement No. 333-178202

Filed pursuant to Rule 424(b)(3)

Amendment dated November 6, 2012 to

Pricing Supplement No. 6, dated December 2, 2011, Pricing Supplement No. 5, dated December 1, 2012 and Pricing Supplement No. 7, dated December 6, 2012 to Prospectus Supplement and Prospectus each dated November 28, 2011 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation)
Medium-Term Note Program

ELEMENTSSM

Linked to the Rogers International Commodity Index®

— Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between October 2, 2012 and November 2, 2012:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,500,000	88.188%	$1,322,820	October 12, 2012
$3,000,000	89.405%	$2,682,150	October 17, 2012

Linked to the Rogers International Commodity Index®

— Agriculture Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between October 2, 2012 and November 2, 2012:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,500,000	95.222%	$1,428,330	October 12, 2012

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between October 2, 2012 and November 2, 2012:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$2,000,000	63.619%	$1,272,380	November 2, 2012

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Notes offered as described above	$8,000,000.00	83.821%	$6,705,680.00	$914.65(1)

(1)           The registration fee is calculated in accordance with Rule 457(r) under the Securities Act.  As of the filing of these pricing supplements, there are unused registration fees of $69,307.35 that have been paid in respect of the securities covered by pricing supplements No. 6, No. 5 and No. 7 under the registration statement on Form F-3 (No. 333-178202) of which these pricing supplements are a part. After giving effect to the registration fee for these offerings, $68,392.70 remain available for future offerings for such pricing supplements described above.